UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2025

Ontrak, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 S. E. 2nd Avenue, Suite 2000, Miami, FL 33131
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (310) 444-4300

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	OTRK	The NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Seventh Amendment to Keep Well Agreement

On June 27, 2025, Ontrak, Inc. (the “Company,” “we,” “us” or “our”), certain of its subsidiaries, Acuitas Capital LLC (“Acuitas”) and U.S. Bank Trust Company, National Association, entered into an amendment (the “Seventh Amendment”) to the Master Note Purchase Agreement, dated as of April 15, 2022, as amended by that certain First Amendment to Master Note Purchase Agreement made as of August 12, 2022, that certain Second Amendment to Master Note Purchase Agreement made as of November 19, 2022, that certain Third Amendment to Master Note Purchase Agreement made as of December 30, 2022, that certain Fourth Amendment to the Master Note Purchase Agreement made as of June 23, 2023, that certain Fifth Amendment to Master Note Purchase Agreement made as of October 31, 2023, that certain Sixth Amendment to Master Note Purchase Agreement dated as of March 28, 2024 (the “Sixth Amendment”), that certain letter agreement dated August 13, 2024, that certain letter agreement entered into as of April 8, 2025, and that certain letter agreement dated May 19, 2025 (the “May 2025 Agreement”) (as amended prior to entering into the Seventh Amendment, the “Existing Keep Well Agreement,” and as amended by the Seventh Amendment, the “Keep Well Agreement”).

Effective as of June 27, 2025, all rights and obligations of the Company and Acuitas under the May 2025 Agreement were terminated.

The following is a summary of the Seventh Amendment:

•Subject to the terms of the Seventh Amendment, (i) Acuitas committed to purchase from the Company up to $8.45 million in principal amount of senior secured convertible promissory notes payable upon demand of the holder (the “Committed Demand Notes”) and (ii) Acuitas may (but shall have no obligation to) purchase additional senior secured convertible promissory notes payable upon demand of the holder (the “Uncommitted Demand Notes” and together with the Committed Demand Notes, the “Seventh Amendment Demand Notes”).

•The Company may request that Acuitas purchase a Committed Demand Note in a principal amount up to $1.5 million, and at any time after Acuitas has purchased all $8.45 million in principal amount of Committed Demand Notes, the Company may request that Acuitas purchase an Uncommitted Demand Note in a principal amount of up to $1.5 million.

•Acuitas’ obligation to purchase a Seventh Amendment Demand Note is subject to the conditions that (i) absent obtaining the funds requested by the Company, the Company will not have sufficient unrestricted cash to pay and discharge, when due and payable, all of its obligations for the 30-day period following the date such notice is delivered; and (ii) since June 27, 2025, there shall have been no material adverse change (or any event or events that, individually or in the aggregate, with or without lapse of time, could reasonably be expected to result in a material adverse change) in the results of operations, business operations, properties, assets, condition (financial or otherwise), customer relations, business activities or business prospects of the Company and its subsidiaries.

•The Company may not request, without Acuitas’ consent, that Acuitas purchase more than $1.5 million in principal amount of Seventh Amendment Demand Notes within any 30-day period, and to the extent the Company receives proceeds from a capital contribution or the issuance of any capital stock on or after June 27, 2025, Acuitas may, in its sole discretion, elect to reduce the amount of Committed Demand Notes to be purchased on a dollar-for-dollar basis.

•The Seventh Amendment Demand Notes will be in the same form as the senior secured convertible promissory notes issued under the Sixth Amendment (the “Demand Notes”) except that the conversion price of the Seventh Amendment Demand Notes will be equal to the lesser of (i) $0.9726 and (ii) the greater of (a) the closing price of the Company’s common stock on the trading day that is immediately prior to the applicable conversion date and (b) $0.3242, in each case, subject to customary adjustment for stock splits, stock dividends, stock combinations and similar transactions.

•Acuitas agreed not to exercise its right to require that any amounts due under any Seventh Amendment Demand Note or Demand Note be paid until the earlier of (i) September 1, 2026 and (ii) 30 days following the date on which Acuitas has purchased $8.45 million in principal amount of Seventh Amendment Demand Notes.

•Unless and until the effective date of the Stockholder Approval (as defined below) occurs (such effective date, the “Stockholder Approval Effective Date”), the Company will not issue any shares of its common stock in connection with the conversion of any Seventh Amendment Demand Note.

•In connection with each Seventh Amendment Demand Note purchased by Acuitas, the Company will issue to Acuitas a warrant, in the form attached to the Sixth Amendment (a “Demand Warrant”), to purchase such number of shares of the Company’s common stock that results in 200% warrant coverage. Each Demand Warrant will have a term of five years and an initial exercise price equal to the closing price of the Company’s common stock on the date on which the Company receives the funds evidenced by the applicable Demand Note, which initial exercise price will be subject to further adjustment in accordance with the terms of the Demand Warrants.

•The Company will not issue any Demand Warrant in connection with the issuance of any Seventh Amendment Demand Note issued after the initial $15.0 million in aggregate principal amount of Seventh Amendment Demand Notes and Demand Notes issued under the Existing Agreement unless and until the Stockholder Approval Effective Date occurs, and promptly as practicable following such date, the Company will issue each Demand Warrant that would have been issued through and including such date.

•Effective as of the Seventh Amendment Stockholder Approval Effective Date, the conversion price of the Demand Notes issued on March 28, 2025, May 9, 2025, and May 27, 2025 (collectively, the “Amended Demand Notes”) will be amended to be equal to the lesser of (i) $1.48 (for the Demand Note issued on March 28, 2025), $1.64 (for the Demand Note issued on May 9, 2025), and $1.59 (for the Demand Note issued on May 27, 2025), and (ii) the greater of (a) the closing price of the Company’s common stock on the trading day that is immediately prior to the applicable conversion date and (b) one-third of the dollar amount in clause (i) above, in each case, subject to customary adjustment for stock splits, stock dividends, stock combinations and similar transactions. The dollar amounts in clause (i) of the preceding sentence was the closing price of the Company’s common stock on the trading day on which the applicable Amended Demand Note was issued.

•Acuitas waived any right to require that any net proceeds the Company receives from an equity financing be applied to pay any amounts due under any of the Seventh Amendment Demand Notes or Demand Notes before any amounts due thereunder become due and payable.

•The Company is required to seek stockholder approval (the “Stockholder Approval”) in accordance with the Nasdaq Stock Market listing rules of (a) the issuance of the Seventh Amendment Demand Notes, the Demand Warrants to be issued in connection with the Seventh Amendment Demand Notes and the warrants to be issued upon conversion of the Seventh Amendment Demand Notes, (b) the amendment to the Amended Demand Notes contemplated by the Seventh Amendment, (c) the issuance of the shares of the Company’s common stock upon conversion or exercise, as applicable, of the Seventh Amendment Demand Notes, the Demand Warrants to be issued in connection with the Seventh Amendment Demand Notes, Amended Demand Notes, and the warrants to be issued upon conversion of the Seventh Amendment Demand Notes, and (d) any other terms of the Seventh Amendment that require approval of the Company’s stockholders under Nasdaq Stock Market listing rules. We intend to seek such stockholder approval by obtaining the written consent of Acuitas, which, as described in Item 8.01 below, owned a majority of our outstanding common stock on the date of the Seventh Amendment.

Agreements with Holders of Outstanding Warrants

Also on June 27, 2025, the holders of the warrants to purchase shares of the Company’s common stock the Company issued in the public offering it completed in November 2023 (such warrants, the “Public Offering Warrants”) entered into an agreement in favor of the Company (the “Public Offering Investor Agreement”) pursuant to which such holders agreed that: (a) in connection with the Seventh Amendment and the transactions contemplated thereby; (b) if the Company consummates the offering under its Registration Statement on Form S-1 (File No. 333-288099) initially filed with the U.S. Securities and Exchange Commission on June 17, 2025 (the “Offering”); and/or (c) both of (a) and (b), then the exercise price of the Public Offering Warrants then in effect would be subject to the following adjustments (in lieu of the adjustments that would otherwise be made in accordance with the terms of the Public Offering Warrants): (i) the exercise price was reduced to $0.9726 at the time the Company entered into the Seventh Amendment; (ii) if $0.9726 is greater than the combined public offering price per share of the Company’s common stock and accompanying warrants issued in the Offering, then the exercise price will be further reduced to such combined public offering price; (iii) if the exercise price, after being reduced pursuant to the preceding clause (i) and (ii), is greater than the lowest volume weighted average price (“VWAP”) of the Company’s common stock on any trading day during the five trading day period immediately following the public announcement of the Company entering into the Seventh Amendment, then the exercise price will be further reduced to the lowest VWAP on any trading day during such five trading day period; (iv) in the event that the public announcement of the Offering is not made on the same trading day as the public announcement of the Company entering into the Seventh Amendment, if the exercise price, after being reduced pursuant to the preceding clause (i) and (ii), is greater than the lowest VWAP of the Company’s common stock on any trading day during such five trading day period immediately following the public announcement of the Offering, then the exercise price shall be further reduced to the lowest VWAP on any trading day during such five trading day period; and (v) if any senior secured promissory note issued under the Keep Well Agreement is converted into shares of the Company’s common stock at a conversion price less than the exercise price of the Public Offering Warrants then in effect, after giving effect to the preceding clauses (i), (ii). (iii) and (iv), and any adjustments pursuant to the terms of such Public Offering Warrant (other than Section 3(b) thereof), then the exercise price will be further reduced to such conversion price at such time of such conversion. In accordance with the terms of the Public Offering Warrants, upon each adjustment to exercise price thereof, the number of shares of common stock issuable upon exercise thereof increases proportionately such that after each adjustment to the exercise price, the aggregate exercise price payable upon exercise for the adjusted number of shares issuable upon exercise thereof will be the same as the aggregate exercise price in effect immediately prior to each such adjustment to the exercise price (without regard to any limitations on exercise contained in the Public Offering Warrants).

Also on June 27, 2025, Acuitas and the holder of the warrant to purchase shares of the Company’s common stock the Company issued in the private placement it completed in November 2023 entered into an agreement in favor of the Company (the “Acuitas and Private Placement Investor Agreement”) pursuant to which Acuitas and such holder agreed to the adjustments to the exercise price of the warrants they hold (and the proportionate increase in shares issuable upon exercise thereof) as described above for the Public Offering Warrants (in lieu of the adjustments that would otherwise be made in accordance with the terms of such warrants).

The foregoing summaries of the Seventh Amendment, the Public Offering Investor Agreement, the Acuitas and Private Placement Investor Agreement do not purport to be complete and are qualified in their entirety by reference to copies of such documents, which are filed as exhibits to this report and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety. The Seventh Amendment Demand Notes, the Demand Warrants issuable in connection therewith, the shares of the Company’s common stock issuable upon exercise or conversion, as applicable, of the Seventh Amendment Demand Notes and the Demand Warrants will be issued pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder.

Item 8.01 Other Events.

On Friday June 20, 2025, Humanitario Capital, LLC (“Humanitario”), an affiliate of Acuitas, exercised 500,000 pre-funded warrants to purchase shares of the Company’s common stock issued to Humanitario in connection with the Company’s private placement offering in November 2023. Humanitario received one share of common stock for each pre-funded warrant exercised. The pre-funded warrants had an exercise price of $0.0001 per share.

Immediately following the exercise of the pre-funded warrants, Acuitas owned 52% of the Company’s common stock, and beneficially owned 98% of the Company’s common stock. The Company did not deem this to be a change of control given the control that Acuitas and Humanitario had by virtue of their beneficial ownership prior to such exercise.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
10.1
Seventh Amendment to Master Note Purchase Agreement, dated as of June 27, 2025, by and between Ontrak, Inc., certain of its subsidiaries party thereto as guarantors, and Acuitas Capital LLC, as purchaser, and U.S. Bank Trust Company, National Association, as collateral agent.

10.2	Form Agreement, dated as of June 27, 2025, by the parties thereto in favor of Ontrak, Inc.
10.3	Agreement, effective as of June 27, 2025, by Acuitas Capital LLC and Humanitario Capital LLC in favor of Ontrak, Inc.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ontrak, Inc.

Date: June 30, 2025	By:	/s/ James J. Park
James J. Park
Chief Financial Officer
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